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                                                                   EXHIBIT 10.49


                            WASTE MANAGEMENT, INC.

                                 AMENDMENT TO
                             EMPLOYMENT AGREEMENT
                             --------------------

     This amendment dated as of March 10, 1998, to the Employment Agreement ("Agreement") dated as of August 15, 1996, between Waste Management, Inc. (formerly known as "WMX Technologies, Inc."), a Delaware corporation ("Company"), and Herbert A. Getz ("Executive"):

                                  WITNESSETH
                                  ----------

     WHEREAS, the Executive is employed with the Company pursuant to the Agreement;

     WHEREAS, the Company and the Executive desire to amend the Agreement as set forth herein;

     NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Amendment and in the Agreement, and other consideration, the parties agree to amend Section 6(c) of the Agreement as follows:

     1.  A new second paragraph shall be added to Section 6(c) to read:

         "Notwithstanding the foregoing and the fact that circumstances described in clause (i) above have occurred, and additional changes described in such clause (i) are likely to occur at or after the Effective Time (as defined in that Agreement and Plan of Merger among USA Waste Services, Inc., a wholly-owned subsidiary thereof and the Company, dated as of March 10, 1998 (the "Merger Agreement")), Executive agrees that he will not deliver a written notice of termination to the Company with respect to any action described in (i) above prior to the earlier of: (A) the date of termination of the Merger Agreement or abandonment of the merger contemplated thereby, or
         (B) June 30, 1999. Nothing in the foregoing sentence shall (I) constitute Executive's written consent to any actions described in clause (i), regardless of when such actions occurred or occur, or (II) alter in any manner whatsoever Executive's ability to deliver a written notice of termination at any time after the occurrence of any event described in clauses (ii), (iii) or (iv) above, or to deliver a written notice at any time after the date described in clause (A) or (B) above with respect to any event described in clause (i) above, regardless of when such event occurred or occurs."
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     2.  The final paragraph of Section 6(c) is hereby amended in its entirety to read:

         "During the remainder of the Term, the Executive (or in the event of his death, the Executive's beneficiary) shall be entitled to receive annual payments equal to $900,000 which annual amount shall be payable ratably at intervals not less frequently than monthly. Such amounts shall be in lieu of all salary, bonuses or long-term incentive or performance based compensation for the remainder of the Term, other than any annual or long-term incentives which may become payable under the terms thereof with respect to any performance period which is on-going at the time written notice of termination is given under this
         Section 6(c) taking into account Executive's employment for the remainder of the Term. In addition, the Executive's outstanding stock options shall be accelerated and shall be 100% vested and the Executive shall be treated as having retired on the last day of the Term for the purposes of the Company's stock option plans applicable to such stock options. Further, for the remainder of the Term the Executive and his family shall continue to participate in all employee welfare benefit plans generally available to employees and executives of the Company in accordance with the terms of such welfare benefit plans, and all service earned by such Executive during the remainder of the Term shall be credited for participation, vesting and benefit accrual under all employee pension benefit plans maintained by the Company to which the Executive is entitled to participate in accordance with their terms, including without limitation the SERP."

     3.  Section 6(d)(ii) is hereby amended in its entirety to read:

         In the event of a Change of Control, (other than a Change in Control resulting from the merger contemplated by the Merger Agreement (as defined in Subsection 6(c)), the Executive may elect at any time during the Term to terminate this Agreement and receive, in lieu of base compensation a lump sum payment equal to three (3) times the average of the Executive's annual compensation (including annual and long term bonuses) from the Company for the five (5) calendar years ending prior to the date of the Change of Control. Such amount shall be paid to the Executive within thirty (30) days after the date the Executive notifies the Company in

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         writing of his election to terminate this Agreement pursuant to this
         Subsection 6(d). In the event that the Executive does not elect to terminate this Agreement and elect the lump sum payment provided herein, the provisions of Subsection 6(c) shall remain in effect.

     4. Except to the extent expressly amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement, as of the day and year first written above.

WASTE MANAGEMENT, INC.



By: /s/ Robert S. Miller                 /s/ Herbert A. Getz
   -----------------------------        -----------------------------

       Chairman of the Board                    Herbert A. Getz




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